EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 to be filed December 29, 1998) pertaining to the 1997 Employee Stock Compensation Plan of Global Med Technologies, Inc. of our report dated April 10, 1998, except for Note 1 as to which the date is April 20, 1998, with respect to the consolidated financial statements of Global Med Technologies, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                                     ERNST & YOUNG LLP

                                                     /s/ Ernst & Young LLP

Denver, Colorado
December 28, 1998